Exhibit 10.2
FORM OF
AIR LEASE CORPORATION
GRANT NOTICE FOR 2023 EQUITY INCENTIVE PLAN
CASH AWARD (TIME-BASED)

FOR GOOD AND VALUABLE CONSIDERATION, Air Lease Corporation (the “Company”), hereby grants to Participant named below the long-term cash incentive award specified below (the “Award”), upon the terms and subject to the conditions set forth in this Grant Notice, the Air Lease Corporation 2023 Equity Incentive Plan (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) adopted under such Plan and provided to Participant, each as amended from time to time. This Award represents the right to receive the cash amount of the Award, in U.S. Dollars, subject to the conditions set forth in this Grant Notice, the Plan, the Standard Terms and Conditions and any Individual Agreement to which the Participant is a party. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:
Grant Date:
Total Dollar Value of the Award:
Vesting Schedule:	See Schedule A attached hereto

By accepting this Grant Notice, Participant acknowledges that he has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan, the Standard Terms and Conditions, and any Individual Agreement to which the Participant is a party.

AIR LEASE CORPORATION
Participant Signature
By
Title:

SCHEDULE A

The Award will be subject to time vesting conditions, and will vest as follows:

Percentage*	Vesting Date

33%	[_____]

33%	[_____]

34%	[_____], Final Vesting Date

*Whole dollars only

AIR LEASE CORPORATION
STANDARD TERMS AND CONDITIONS FOR
CASH AWARD (TIME-BASED)

These Standard Terms and Conditions apply to the long-term cash award (the “Award”) granted pursuant to the Air Lease Corporation 2023 Equity Incentive Plan (the “Plan”), which is evidenced by a Grant Notice or an action of the Administrator that specifically refers to these Standard Terms and Conditions. In addition to these Terms and Conditions, the Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1.TERMS OF THE CASH AWARD

Air Lease Corporation, a Delaware corporation (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) the Award specified in the Grant Notice. This Award represents the right to receive an amount in cash, in U.S. Dollars, upon the terms and subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, the Plan, and any Individual Agreement to which any Participant is a party, each as amended from time to time. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2.VESTING OF THE CASH AWARD

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions, the Plan, or any Individual Agreement, the Award shall become vested as described in the Grant Notice with respect to the percentage of the total dollar value of the Award applicable to such vesting date as set forth in the Grant Notice.

3.SETTLEMENT OF THE CASH AWARD

Except as provided in Section 4, vested portions of the Award shall be paid to the Participant, less applicable taxes and withholdings, as soon as reasonably practicable following the vesting of such Award, and in all events no later than March 15 of the year following the year of vesting (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Internal Revenue Code).

4.TERMINATION OF EMPLOYMENT

(a)Notwithstanding anything contained in these Standard Terms and Conditions to the contrary, upon the Participant’s Termination of Service for any reason other than termination (i) by the Company without Cause or by the Participant for

“Good Reason” under the circumstances described below, (ii) by reason of Participant’s death or Disability or (iii) by reason of Participant’s Retirement, any then unvested portion of the Award (after taking into account any accelerated vesting under this Section 4 or Section 5, or any Individual Agreement, if applicable) held by the Participant shall be forfeited and canceled as of the date of such Termination of Service (except as otherwise provided in any Individual Agreement).

(b)Termination due to death or Disability. In the event of Participant’s Termination of Service by reason of Participant’s death or Disability, this Award shall immediately vest in full.

(c)Termination by the Company without Cause or by the Participant for Good Reason. In the event of Participant’s Termination of Service by the Company without Cause or by the Participant for Good Reason, the Participant shall immediately vest on a pro-rata basis in a portion of the Award equal to the product of (a) (i) a fraction, the numerator of which is the total dollar value of the Award, multiplied by (ii) a fraction, the numerator of which is the number of days that have elapsed between the Grant Date to the date of Termination of Service (inclusive), and the denominator of which is the total number of days between the Grant Date to the Final Vesting Date as set forth in Schedule A (inclusive) minus (b) the dollar value of the Award that vested prior to such Termination of Service.

(d)Termination by reason of Retirement. In the event of Participant’s Termination of Service by reason of Retirement, the Participant shall immediately vest on a pro-rata basis in a portion of the Award equal to the product of (a) (i) a fraction, the numerator of which is the total dollar value of the Award, multiplied by (ii) a fraction, the numerator of which is the number of days that have elapsed between the Grant Date to the date of Termination of Service (inclusive), and the denominator of which is the total number of days between the Grant Date to the Final Vesting Date as set forth in Schedule A (inclusive) minus (b) the dollar value of the Award that vested prior to such Termination of Service.

(e)Any portion of the Award that vests in accordance with this Section 4 shall be settled as soon as reasonably practicable following Termination of Service, and in all events no later than March 15 of the year following the year of Termination of Service (unless delivery is deferred pursuant to a nonqualified deferred compensation plan in accordance with the requirements of Section 409A of the Code) and any other portion of the Award that has not so vested shall be deemed forfeited and canceled as of the date of such Termination of Service (except as otherwise provided in any Individual Agreement).

5.NO RIGHTS AS STOCKHOLDER

The Participant shall have no voting rights or the right to receive any dividends with respect to any shares of Common Stock or other equity securities of the Company by virtue of being granted this Award.

6.INCOME TAXES

Any cash payment made to the Participant upon vesting of the Award shall be subject to applicable tax withholding and other authorized deductions.

7.NON-TRANSFERABILITY OF THE CASH AWARD

The Participant represents and warrants that the Award is being acquired by the Participant solely for the Participant’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Participant further understands, acknowledges and agrees that, except as permitted by the Administrator, the Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of.

8.OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award. Any prior agreements, commitments or negotiations concerning the Award are superseded, except for the express terms of any Individual Agreement to which the Participant is a party.

9.LIMITATION OF INTEREST IN THE CASH AWARD

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any portion of the Award subject to the Grant Notice or these Standard Terms and Conditions except as to such portion of the Award, if any, as shall have been paid to such person upon vesting of the Award. Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

10.RECOUPMENT

This Award shall be subject to any recoupment, clawback or similar policies as may be adopted by the Company from time to time, including but not limited to for the purpose of complying with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and regulations thereunder promulgated by the Securities Exchange Commission, any of which could in certain circumstances require repayment or forfeiture of the Award.

11.GENERAL

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

These Standard Terms and Conditions shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control. Any Individual Agreement to which the Participant is a party shall control, to the extent such agreement contains provisions governing the Award.

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.

12.ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable laws) regarding the Company and the Subsidiaries, the Plan, and the Award via Company web site or other electronic delivery.

13.DEFINITIONS

(a)“Affiliate” shall mean, with respect to any specified entity, any other entity that directly or indirectly is controlled by, controls, or is under common control with such specified entity.

(b)“Cause” shall mean (i) “Cause” as defined in any employment, consulting or similar agreement with the Company or any of its Affiliates to which the applicable Participant is a party (an “Individual Agreement”), or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) willful misconduct or gross or willful neglect by a Participant in the performance of his employment duties (other than as a result of his incapacity due to physical or mental illness or injury) as determined by the Administrator; (B) the plea of guilty or nolo contendere to, or conviction for, the commission of a felony or a crime of moral turpitude by a Participant; (C) willful fraud, misappropriation, embezzlement, misrepresentation or breach of a fiduciary duty against the Company or any of its Subsidiaries, as determined by the Administrator; (D) a breach by a Participant of any nondisclosure, non-solicitation or noncompetition obligation owed to the Company or any of its Affiliates; or (E) the failure of a Participant to follow the lawful and reasonable instructions of the Board or his direct superiors.

(c)“Disability” shall mean the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the duties of the occupation at which a Participant was employed or served when such disability commenced or, as determined by the Administrator, based upon medical evidence acceptable to it.

(d)“Disaffiliation” shall mean a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale by the Company, of the stock of the Subsidiary or Affiliate or a sale of a division of the Company and its Affiliates).

(e)“Good Reason” shall mean: (i) “Good Reason” as defined in any Individual Agreement; (ii) the material reduction of the Participant’s authority, duties and responsibilities, or the assignment to the Participant of duties materially inconsistent with the Participant’s position or positions with the Company; (iii) a reduction in the Participant’s then current annual salary; or (iv) the relocation of the Participant’s office to more than thirty-five (35) miles from the principal offices of the Company. Notwithstanding the foregoing, (x) Good Reason (A) shall not be deemed to exist unless the Participant provides to the Company a notice of termination on account thereof (specifying a termination date not less than thirty (30) days and not more than sixty (60) days after the giving of such notice) no later than thirty (30) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises, and (B) shall not be deemed to exist at any time at which there exists an event or condition which could serve as the basis of a termination of the Participant’s employment for Cause; and (y) if there exists (without regard to this clause (y)) an event or condition that constitutes Good Reason, the Company shall have thirty (30) days from the date such notice of termination is given to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

(f)“Retirement” shall mean the Participant’s Termination of Service (other than by the Company for Cause) with at least three months’ notice of intention to retire by the Participant (i) at or after age 60, (ii) after 10 years of service to the Company and/or its Subsidiaries or Affiliates, and (iii) upon approval in writing by the Leadership Development and Compensation Committee (the “Committee”) in its sole discretion, based on such criteria as the Committee may determine at the time of such Termination of Service.

(g)“Termination of Service” shall mean the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Administrator, if a Participant’s employment with the Company and any of its Subsidiaries or Affiliates, or membership on the Board, terminates but such Participant continues to provide services to the Company and its Affiliates in a nonemployee director capacity or as an employee, as applicable, such change in status shall not be deemed a Termination of Service. A Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall not be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate, or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider for), the Company or another Subsidiary or Affiliate. Notwithstanding the foregoing, with respect to any Award that constitutes a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code, “Termination of Service” shall mean a “separation from service” as defined under Section 409A of the Code.